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                                                                    EXHIBIT 10.3

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

        Amendment to Omnibus Services Agreement Between Organic, Inc.
                      and Global Sports Interactive, Inc.


Organic, Inc. ("ORGANIC") and Global Sports Interactive, Inc. ("CUSTOMER") hereby mutually agree to amend the Omnibus Services Agreement ("OSA") dated April 1, 1999, and all attached Statements of Work and Change Orders.

WHEREAS, ORGANIC and CUSTOMER have mutually agreed to cease work on both the GSI Common Engine Development and the Retailer Front End Initiative effective September 13, 1999. ORGANIC will deliver to CUSTOMER all work product "as is," in its current state of development, including all source code and object code of Organic Pre-existing Software and Customer Software currently in development.

WHEREAS, CUSTOMER has informed ORGANIC of CUSTOMER's intent to build the GSI Common Engine internally, and will therefore be taking the work product developed by ORGANIC "as is" and making extensive modifications to the ORGANIC work product in order to complete the GSI Common Engine Development. Additionally, since completion of the Retailer Front End Initiative is contingent upon the final specifications of the GSI Common Engine, CUSTOMER will be making extensive modifications to the ORGANIC work product for the Retailer Front End Initiative as well.

NOW, THEREFORE, ORGANIC and CUSTOMER hereby mutually agree to the following modifications and amendments to the OSA and all attached Statements of Work and Change Orders:

Warranties. The parties hereby agree that all GSI Common Engine Development and Retailer Front End Initiative work product is being provided by ORGANIC to CUSTOMER "as is" and without any performance warranties of any kind; and that the warranty provision in Section 5.1 of the OSA is hereby revoked and not applicable to any and all ORGANIC work product for the GSI Common Engine Development and the Retailer Front End Initiative.

However, ORGANIC and CUSTOMER hereby mutually agree to add the following Warranty of Title provision to the OSA, which warranty shall be the only warranty of any kind, either express or implied, that is applicable to any and all ORGANIC work product for the GSI Common Engine Development and Retailer Front End Initiative.

Warranty of Title. ORGANIC hereby represents and warrants to CUSTOMER that the Organic Pre-existing Software and Customer Software shall be original developments of ORGANIC, that ORGANIC has the full legal right to grant to CUSTOMER the ownership rights and licenses granted under this Agreement and to provide all
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deliverables as required by this Agreement, that the Organic Pre-existing
Software and Customer Software and all deliverables as used by CUSTOMER, unmodified, and in the form delivered to CUSTOMER by ORGANIC, do not infringe upon any patent issued as of the Effective Date, trademark, copyright or any trade secret or any other proprietary right of any person.

Payment. All invoices billed through August 31, 1999 shall remain valid and are now immediately due. For the month of September 1999, CUSTOMER hereby agrees to pay ORGANIC as follows:
   (i) [*] representing 50% of the compensation for the GSI Common Engine Development Team for services performed;
   (ii) [*] representing payment for the Front End Initiative Team for services performed; and
   (iii) [*] representing unsigned change orders and payment for GSI Common Engine Team resources that could not be re-assigned to other projects.

Services. ORGANIC hereby agrees to provide the following resources to perform transition services to CUSTOMER beginning September 16, 1999 and continuing through October 1, 1999:

   (i)    a Senior Producer;
   (ii)   6 Content Engineers; and
   (iii)  6 Interactive Production Artists.

The above resources will work no more than 100 hours each throughout the duration stated above. If any of these resources are unavailable, the parties hereby agree to a reduction in the fees stated above, which reduction shall be based on the hourly rate for each resource according to the rate card. It is also understood that CUSTOMER may prefer to have some or all of these resources to be on site at CUSTOMER's facilities. Therefore, if CUSTOMER elects to have any or all of these resources on site at CUSTOMER's facilities, CUSTOMER hereby agrees to pay for any and all reasonable expenses associated with relocating these resources to CUSTOMER's facilities, including, but not limited to, travel, lodging, and meals.

Any and all other resources or services that are required beyond the end of September, or that are in addition to those stated above, will be billed on a time and materials basis upon prior written approval from CUSTOMER.

Termination. The parties hereby mutually agree to amend the termination provision of the OSA by adding the following sentence to the end of Section 8.3:

   Termination at Will. This Agreement may be terminated by mutual agreement immediately, at any time, with the effective date of termination to be mutually agreed upon by the parties in writing.
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NOW, THEREFORE, the parties hereby mutually agree to terminate the OSA dated
April 1, 1999, and all attached Statements of Work and Change Orders, as of the Effective Date of September 13, 1999.

All other provisions of the OSA, Statements of Work, and Change Orders that do not contradict the above terms of this Amendment shall remain in full force and effect.

AGREED AND ACCEPTED


ORGANIC, INC.                        GLOBAL SPORTS INTERACTIVE, INC.


By: ______________________________   By: ________________________________

Title: ___________________________   Title: _____________________________

Date: ____________________________   Date: ______________________________